   As filed with the Securities and Exchange Commission on September 14, 1998
                         Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                               BRUSH WELLMAN INC.
             (Exact name of registrant as specified in its charter)

            OHIO                                       34-0119320
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             17876 ST. CLAIR AVENUE
                              CLEVELAND, OHIO 44110
                    (Address of principal executive offices)

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                       ----------------------------------

                               MICHAEL C. HASYCHAK
                             SECRETARY AND TREASURER
                               BRUSH WELLMAN INC.
                             17876 ST. CLAIR AVENUE
                              CLEVELAND, OHIO 44110
                                 (216) 486-4200
                      (Name, address and telephone number,
                   including area code, of agent for service)

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum       Proposed maximum
 Title of securities to       Amount to be        offering price per     aggregate offering          Amount of
     be registered             registered              share(1)               price(1)           registration fee(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock,                1,050,000 shs.              $14.75              $15,487,500             $4,568.81
$1 Par Value(2)

Interests in the Plan        Indeterminate(3)
---------------------------------------------------------------------------------------------------------------------


(1)      Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the
         "Securities Act"), solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on September 10, 1998 of the registrant's Common Stock as reported on the New York Stock Exchange.

(2)      Each share of Common Stock includes an associated right to purchase one share of Common Stock (the "Right").
         Until the occurrence of certain prescribed events, none of which has occurred, the Right is not exerciseable.

(3)      In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan discussed herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of Registration Statement No. 33-45323, previously filed by Brush Wellman Inc. on February 3, 1992 with the Securities and Exchange Commission in connection with its Savings and Investment Plan, are incorporated herein by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 14th day of September, 1998.

                                          BRUSH WELLMAN INC.


                                          By: /s/ Gordon D. Harnett
                                              --------------------------------
                                              Gordon D. Harnett, President
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Michael C. Hasychak as the undersigned's lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, any amendments to the foregoing Registration Statement and to file the same with the Securities and Exchange Commission. Such attorney shall have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned each hereby ratifies and approves the acts of such attorney.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on this 8th day of September, 1998 in the capacities indicated:



/s/ Gordon D. Harnett                             /s/ Joseph P. Keithley
-----------------------------------------         ------------------------------
Gordon D. Harnett                                 Joseph P. Keithley
Chairman of the Board, President, Chief           Director
Executive Officer, and Director (principal
executive officer)


/s/ Carl Cramer
-----------------------------------------         ------------------------------
Carl Cramer                                       William P. Madar
Vice President and Chief Financial Officer        Director
(principal financial and accounting officer)

/s/ Albert C. Bersticker
-----------------------------------------         ------------------------------
Albert C. Bersticker                              Robert M. McInnes
Director                                          Director

/s/ Charles F. Brush, III                         /s/ William R. Robertson
-----------------------------------------         ------------------------------
Charles F. Brush, III                             William R. Robertson
Director                                          Director

/s/ David L. Burner                               /s/ John Sherwin, Jr.
-----------------------------------------         ------------------------------
David L. Burner                                   John Sherwin, Jr.
Director                                          Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on this 14th day of September, 1998.


                                              BRUSH WELLMAN INC.
                                              SAVINGS AND INVESTMENT PLAN



                                              By: /s/ Jennifer L. Bates
                                                  ----------------------------
                                                  Jennifer L. Bates
                                                  Member of the Administrative
                                                  Committee

                                INDEX TO EXHIBITS
                                -----------------

Exhibit           Description
-------           -----------

     4.1 Second Amended and Restated Articles of Incorporation of the Company dated January 27, 1998 filed as Exhibit 3(a) to the Company's Form 10-K Annual Report for the year ended December 31, 1997 and incorporated herein by reference.

     4.2          Regulations of the Company as amended April 27, 1993 filed as
                  Exhibit 3(b) to the Company's Form 10-K Annual Report for the year ended December 31, 1994 and incorporated herein by reference.

     4.3 Rights Agreement between the Company and National City Bank N.A. dated January 27, 1998 filed as Exhibit 4(d) to the Company's Form 10-K Annual Report for the year ended December 31, 1997 and incorporated herein by reference.

      5           Opinion of Thompson Hine & Flory LLP.

     23.1         Consent of Ernst & Young LLP.

     23.2         Consent of Thompson Hine & Flory LLP (included as part of
                  Exhibit 5).

     24 A Power of Attorney granted by each director executing this Registration Statement is set forth on the signature page to this Registration Statement.